EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald L. Drakeman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Medarex, Inc. on Form 10-K for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Medarex, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Medarex, Inc.

Date: March 16, 2005	By:	/s/ DONALD L. DRAKEMAN
	Name:	Donald L. Drakeman
	Title:	President and Chief Executive Officer

Signed originals of these written statements required by Section 906, or other documents authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of these written statements required by Section 906, have been provided to Medarex, Inc. and will be retained by Medarex, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.